Exhibit 99.1

Hyperfine, Inc. Reports Fourth Quarter and Full Year 2025 Financial Results

GUILFORD, Connecticut, March 18, 2026 (GLOBE NEWSWIRE) – Hyperfine, Inc. (Nasdaq: HYPR), the groundbreaking health technology company that has redefined brain imaging with the first FDA-cleared AI-powered portable magnetic resonance (MR) brain imaging system—the Swoop® system—today announced fourth quarter and full year 2025 financial results and provided a business update.

“The launch of our second-generation Swoop® scanner, our Optive AITM software, and the addition of a new market in the neurology office setting in mid-2025 marks a new era in the adoption of portable brain MRI and the future of our company. We hold a highly proprietary and differentiated technology leadership position in the ability to produce diagnostic quality images with an ultra-low-field magnet,” said Maria Sainz, Chief Executive Officer and President of Hyperfine, Inc. “As we move through 2026, we expect to continue to see growth catalysts accelerate the adoption of the Swoop® system across multiple sites of care in the hospital, neurology office and international markets.”

Recent Achievements and Business Highlights

•
Obtained FDA clearance of the first Optive AI™ software update with advanced diffusion imaging capability, focused on enhancing stroke detection.
•
Enrolled first patient in Contrast PMR, a study designed to support a future FDA 510(k) submission to expand the Swoop® system’s intended use to include gadolinium-based contrast agents.
•
Presented NEURO-PMR results at the 2026 American Society of Neuroimaging showing high diagnostic value and superior patient experience in neurology clinics.
•
Published paper in Stroke: Vascular and Interventional Neurology (SVIN) demonstrating the Swoop® system’s enhanced stroke detection capabilities.
•
Published paper in Clinical Neuroimaging demonstrating the significant health economic benefit of using the Swoop® system.
•
Received regulatory approval in India from the Central Drugs Standard Control Organization for the first-generation Swoop® system.
•
Awarded $3.7 million grant from the Gates Foundation to advance global brain health.
•
Raised over $20 million in gross proceeds through an equity public offering in October 2025.
•
Secured a $40 million senior secured term loan facility in March 2026, with initial funding of $15 million and an additional $25 million available upon achievement of certain commercial milestones.
•
Bolstered balance sheet with expected cash runway into 2028, including recent equity financing and the initial debt tranche, providing capital for commercial growth.

Fourth Quarter 2025 Financial Results

•
Revenues for the fourth quarter of 2025 were $5.29 million, increasing 128% compared to $2.32 million in the fourth quarter of 2024.
•
Sold net 16 commercial Swoop® systems in the fourth quarter of 2025, compared to nine in the fourth quarter of 2024.
•
Gross profit for the fourth quarter of 2025 was $2.69 million, compared to $0.83 million in the fourth quarter of 2024, representing 51% gross margin in the fourth quarter of 2025, compared to 36% gross margin in the fourth quarter of 2024.
•
Research and development expenses for the fourth quarter of 2025 were $3.82 million, compared to $5.11 million in the fourth quarter of 2024.
•
Sales, marketing, general, and administrative expenses for the fourth quarter of 2025 were $6.54 million, compared to $6.49 million in the fourth quarter of 2024.
•
Net loss for the fourth quarter of 2025 was $5.91 million, equating to a net loss of $0.06 per share, as compared to a net loss of $10.39 million, or a net loss of $0.14 per share, for the fourth quarter of 2024. The fourth quarter of 2025 net loss includes a gain from the change in fair value of warrant liabilities of $1.46 million.

Full Year 2025 Financial Results

•
Revenues for the full year 2025 were $13.56 million, increasing 5.2% compared to $12.89 million in 2024.
•
Sold net 38 commercial Swoop® systems in 2025, compared to 48 in 2024.
•
Gross profit for the full year 2025 was $6.75 million, compared to $5.89 million in 2024, representing 50% gross margin in 2025, compared to 46% gross margin in 2024.
•
Research and development expenses for the full year 2025 were $17.45 million, compared to $22.50 million in 2024.
•
Sales, marketing, general, and administrative expenses for the full year 2025 were $26.39 million, compared to $26.62 million in 2024.
•
Net loss for the full year 2025 was $35.57 million, equating to a net loss of $0.43 per share, as compared to a net loss of $40.72 million, or a net loss of $0.56 per share, for 2024. The full year 2025 net loss includes a gain from the change in fair value of warrant liabilities of $0.83 million.
•
Cash and cash equivalents totaled $35.09 million as of December 31, 2025.

2026 Financial Guidance

•
Management expects revenue for the full year 2026 to be approximately $20 to $22 million, representing 55% growth at the midpoint as compared to full year 2025.
•
Management expects cash burn1 for the full year 2026 to be approximately $26 to $28 million, representing a 10% decline at the midpoint as compared to full year 2025.

1Cash burn is calculated as change in cash and cash equivalents less net financing proceeds.

Conference Call

Hyperfine, Inc. will host a conference call at 1:30 p.m. PT/ 4:30 p.m. ET on Wednesday, March 18, 2026 to discuss its fourth quarter and full year 2025 financial results and provide a business update. Those interested in listening should register online by visiting https://investors.hyperfine.io/. and clicking on News & Events. Participants are encouraged to register more than 15 minutes before the start of the call. A live and archived audio webcast will be available through the Investors page of Hyperfine, Inc.’s corporate website at https://investors.hyperfine.io/.

About Hyperfine, Inc. and the Swoop® Portable MR Imaging® Systems

Hyperfine, Inc. (Nasdaq: HYPR) is the groundbreaking health technology company that has redefined brain imaging with the Swoop® system—the first U.S. Food and Drug Administration (FDA)-cleared, portable, ultra-low-field, magnetic resonance brain imaging system capable of providing imaging at multiple points of professional care. The mission of Hyperfine, Inc. is to revolutionize patient care globally through transformational, accessible, clinically relevant diagnostic imaging. Founded by Dr. Jonathan Rothberg in a technology-based incubator called 4Catalyzer, Hyperfine, Inc. scientists, engineers, and physicists developed the Swoop® system out of a passion for redefining brain imaging methodology and how clinicians can apply accessible diagnostic imaging to patient care. For more information, visit hyperfine.io.

The Swoop® Portable MR Imaging® systems are FDA cleared for brain imaging of patients of all ages. They are portable, ultra-low-field magnetic resonance imaging devices for producing images that display the internal structure of the head where full diagnostic examination is not clinically practical. When interpreted by a trained physician, these images provide information that can be useful in determining a diagnosis. The Swoop® system also has CE Mark in the European Union and UKCA Mark in the United Kingdom. The Swoop® system is commercially available in a select number of international markets.

Hyperfine, Swoop, and Portable MR Imaging are registered trademarks of Hyperfine, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results of Hyperfine, Inc. (the “Company”) may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about the

Company’s financial and operating results, including, the Company’s expected revenue and cash burn for the full year 2026, the Company's cash runway, the Company’s goals and commercial plans, including the Company’s commercial rollout of the Company’s Optive AITM software and next generation Swoop® system, the acceleration of the adoption of the Swoop® system across multiple sites of care in the hospital, neurology office and international markets, the benefits of the Company’s products and services, progress on improvements and advancements in the Company’s products and services, and the Company’s future performance, including its financial performance, and its ability to implement its strategy. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the success, cost and timing of the Company’s product development and commercialization activities, including the degree that the Swoop® system is accepted and used by healthcare professionals; the Company’s ability to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the ability of the Company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the ability of the Company to identify, in-license or acquire additional technology; the ability of the Company to maintain its existing or future license, manufacturing, supply and distribution agreements and to obtain adequate supply of its products; existing and potential future National Institutes of Health funding pressures; existing and potential future effects from U.S. export controls and tariffs; the ability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using the Company’s products and services; the Company’s ability to successfully complete and generate positive data from the PRIME study, ACTION PMR study, Contrast PMR study, CARE PMR study and NEURO PMR study; the Company’s ability to generate clinical evidence of the benefits of the Company’s products and services and to progress on product advancements and improvements; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. The Company cautions readers that the foregoing list of factors is not exclusive and that readers should not place undue reliance upon any forward-looking statements which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact
Webb Campbell
Gilmartin Group LLC
webb@gilmartinir.com

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(Unaudited)

	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,085	$37,645
Restricted cash	957	28
Accounts receivable, less allowance of $1,372 and $651 in 2025 and 2024, respectively	5,254	5,956
Unbilled receivables	1,268	2,349
Inventory	7,090	5,832
Prepaid expenses and other current assets	1,255	1,900
Total current assets	$50,909	$53,710
Property and equipment, net	2,549	3,122
Other long term assets	1,804	2,069
Total assets	$55,262	$58,901
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,051	$1,607
Deferred grant funding	957	28
Deferred revenue	1,544	1,460
Due to related parties	50	61
Accrued expenses and other current liabilities	5,130	5,573
Total current liabilities	$11,732	$8,729
Warrant liabilities	1,730	—
Long term deferred revenue	729	1,054
Other noncurrent liabilities	66	78
Total liabilities	$14,257	$9,861

STOCKHOLDERS' EQUITY:
Class A Common stock, $.0001 par value; 600,000,000 shares authorized; 82,166,458 and 58,076,261 shares issued and outstanding at December 31, 2025 and 2024, respectively	8	5
Class B Common stock, $.0001 par value; 27,000,000 shares authorized; 15,055,288 shares issued and outstanding at December 31, 2025 and 2024	2	2
Additional paid-in capital	371,011	343,475
Accumulated deficit	(330,016)	(294,442)
Total stockholders' equity	$41,005	$49,040
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$55,262	$58,901

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Sales
Device	$4,857	$1,743	$11,398	$10,450
Service	436	578	2,165	2,440
Total sales	$5,293	$2,321	$13,563	$12,890
Cost of sales
Device	$2,345	$1,107	$5,755	$5,387
Service	254	388	1,055	1,612
Total cost of sales	$2,599	$1,495	$6,810	$6,999
Gross profit	2,694	826	6,753	5,891
Operating Expenses:
Research and development	$3,825	$5,105	$17,451	$22,499
General and administrative	4,034	4,133	16,253	17,494
Sales and marketing	2,503	2,353	10,134	9,122
Total operating expenses	$10,362	$11,591	$43,838	$49,115
Loss from operations	$(7,668)	$(10,765)	$(37,085)	$(43,224)
Interest income	$280	$436	$1,023	$2,492
Change in fair value of warrant liabilities	1,464	—	825	—
Other income (expense), net	12	(61)	(337)	12
Loss before provision for income taxes	$(5,912)	$(10,390)	$(35,574)	$(40,720)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(5,912)	$(10,390)	$(35,574)	$(40,720)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.06)	$(0.14)	$(0.43)	$(0.56)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	94,204,138	72,990,908	81,795,105	72,413,541

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(35,574)	$(40,720)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,090	1,009
Stock-based compensation expense	2,801	4,362
Write-off of equipment	121	215
Change in fair value of warrant liabilities	(825)	—
Other	27	(11)
Changes in assets and liabilities
Accounts receivable	702	(2,767)
Unbilled receivables	1,081	(1,407)
Inventory	(1,475)	562
Prepaid expenses and other current assets	436	(222)
Prepaid inventory	—	693
Other long term assets	240	325
Accounts payable	2,427	382
Deferred grant funding	929	(593)
Deferred revenue	(241)	93
Due to related parties	(11)	—
Accrued expenses and other current liabilities	332	(683)
Operating lease liabilities, net	(8)	(5)
Net cash used in operating activities	$(27,948)	$(38,767)
Cash flows from investing activities:
Purchases of property and equipment	(1,185)	(383)
Net cash used in investing activities	$(1,185)	$(383)
Cash flows from financing activities:
Proceeds from exercise of stock options	$156	$171
Proceeds from issuance of Class A common stock under “at-the-market” offering program, net	3,383	848
Proceeds from issuance of Class A common stock with warrants under February 2025 Offering, net	5,183	—
Proceeds from issuance of Class A common stock under October 2025 Offering, net	18,443	—
Proceeds from issuance of Class A common stock in connection with warrant exercises	337	—
Net cash provided by financing activities	$27,502	$1,019
Net decrease in cash and cash equivalents and restricted cash	(1,631)	(38,131)
Cash, cash equivalents and restricted cash, beginning of year	37,673	75,804
Cash, cash equivalents and restricted cash, end of year	$36,042	$37,673
Reconciliation of cash, cash equivalents, and restricted cash reported in the balance sheets
Cash and cash equivalents	$35,085	$37,645
Restricted cash	957	28
Total cash, cash equivalents and restricted cash	$36,042	$37,673
Supplemental disclosure of noncash information:
Noncash acquisition of property and equipment	$217	$765
Unpaid purchase of property and equipment	$31	$—
Initial measurement of warrant liabilities	$2,858	$—